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                                ARTICLES OF AMENDMENT
                                          TO
                              ARTICLES OF INCORPORATION
                                          OF
                            HYPERTENSION DIAGNOSTICS, INC.



     I, the undersigned, President of Hypertension Diagnostics, Inc., a corporation subject to the provisions of Chapter 302A, Minnesota Statutes, do hereby certify that at a meeting of the shareholders of the corporation, duly held on September 22, 1995, the following resolution, providing for the amendment of the Articles of Incorporation of Hypertension Diagnostics, Inc., was duly adopted pursuant to said Chapter 302A:

          RESOLVED: That Article III of the Articles of Incorporation of this corporation shall be amended and restated as follows:

                                     ARTICLE III

          3.01. NUMBER OF SHARES. The aggregate number of shares which this Corporation shall have the authority to issue is 30,000,000 shares.

          3.02.     CLASSES OF SHARES.

          (a) The authorized Common Stock of the Corporation is 25,000,000 shares, par value $.0l per share, and the authorized Preferred Stock of the Corporation is 5,000,000 shares.

          (b) The Preferred Shares of this Corporation shall have all of the rights and preferences set forth in one or more Certificates of Designation, as determined by the Board of Directors.

          (c) The Board of Directors may, from time to time, establish by resolution additional or different classes or series of shares and may fix the rights and preferences of shares in any class or series.

          3.03. ISSUANCE OF SHARES. The Board of Directors shall have the authority to issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

          3.04. PREEMPTIVE RIGHTS. No holder of stock of this Corporation shall have any preferential, preemptive or other right of subscription to any shares or any class or series of shares of stock of this Corporation allotted or sold or to be allotted or sold as now, or as may

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     hereafter be, authorized, or to any obligations or securities convertible into any class or series of stock of this Corporation, or to any options, warrants or other right to acquire shares of any class of shares of this Corporation, or to any subscription or any right of subscription to any part thereof, except such, if any, as the Board of Directors in its sole discretion may determine from time to time, and at such price or terms as the Board of Directors may fix.

          3.05. CUMULATIVE VOTING. No shareholder shall be entitled to any cumulative voting rights.

          3.06. VOTE REQUIRED. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and voting except where a larger proportion is required by these Articles of Incorporation or law.


     IN WITNESS WHEREOF, I have subscribed my name hereto this 9th day of October, 1995.




                                         /s/ Charles F. Chesney
                                        ------------------------------
                                        Charles F. Chesney, President


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                             ARTICLES OF INCORPORATION

                                         OF

                           HYPERTENSION DIAGNOSTICS, INC.

The undersigned, for purposes of forming a corporation under Chapter 302A of the Minnesota Statutes, as amended, does hereby sign and acknowledge these Articles of Incorporation.


                                      ARTICLE I

The name of the corporation is Hypertension Diagnostics, Inc.



                                      ARTICLE II

The registered office of the corporation in Minnesota is 1313 Fifth Street S.E., Minneapolis, Minnesota 55414.


                                      ARTICLE III

The aggregate number of shares of stock which the corporation shall have authority to issue is Five Million (5,000,000) shares of common stock, $.01 par value.


                                      ARTICLE IV

The name and mailing address of the incorporator is as follows:

         Name                      Address
         ----                      -------
Charles F. Chesney            Five Acorn Drive
                              Sunfish Lake, MN 55075


                                      ARTICLE V

The purposes of the corporation are general business purposes and the corporation shall possess all powers necessary to conduct any business in which it is authorized to engage, including, but not


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limited to, all those powers expressly conferred upon business corporations by
Chapter 302A of the Minnesota Statutes, as amended, together with those powers implied therefrom.


                                      ARTICLE VI

The corporation shall have perpetual duration.


                                      ARTICLE VII

The affirmative vote of the holders of a majority of the voting power of the shares represented and entitled to vote at a duly held meeting is required for an action of the shareholders, including as amendment to the Articles of Incorporation, except where Chapter 302A of the Minnesota Statutes, as amended, requires an affirmative vote of a larger majority.


                                      ARTICLE VIII

Shares of the corporation acquired by the corporation shall become authorized but unissued shares and may be reissued as provided in these Articles.


                                      ARTICLE IX

The names and mailing addresses of the first directors of the corporation are:

Name                                  Address
----                                  -------
Jay N. Cohn, M.D.                     4848 Russell Ave. S.
                                      Minneapolis, MN 55410

Sidney H. Levinsohn, R.Ph.            3224 Cavell Ave
                                      Minneapolis, MN 55426

Stephen L. Zuckerman, M.D.            5801- 25th 1/2  Street
                                      St. Louis Park, MN 55416

Charles F. Chesney, D.V.M., Ph.D.     Five Acorn Drive
                                      Sunfish Lake, MN 55075

                                      ARTICLE X

     (A) The Board of Directors may from time to time, by vote of a majority of its members present at a duly held Meeting, adopt, amend or repeal all or any of the Bylaws of the corporation as permitted by Chapter 302A of the Minnesota Statutes, as amended, subject to the power of the shareholders to adopt, amend or repeal such Bylaws.

     (B) The Board of Directors is authorized to accept and reject subscriptions for and to dispose of shares of authorized stock of the corporation, including granting of stock options, warrants and other rights to purchase stock, without action by the shareholders and upon such terms and conditions as may be deemed advisable by the 3oard of Directors in the exercise of its discretion, except as otherwise limited by Chapter 302A of the Minnesota Statutes, as amended.

     (C) The Board of Directors is authorized to issue, sell or otherwise dispose of bonds, debentures, certificates or indebtedness and other securities, including those convertible into stock, without action by the shareholders and for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by Chapter 302A of the Minnesota Statutes, as amended.

     (D) The Board of Directors is authorized to adopt, by an affirmative vote of a majority of the directors present at a duly called meeting, a resolution or resolutions providing for the establishment of a class or series of authorized stock of the corporation or bonds, debentures, certificates of indebtedness or other securities, setting forth the designation of and number of shares constituting the class or series and fixing the relative rights and preferences of the class or series.


                                      ARTICLE XI

A director of the Corporation, including a person deemed to be a director under applicable law, shall not to be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions, not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes, as amended, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date that this Article XI becomes effective. If the Minnesota Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation in addition to the limitation and elimination of personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended. No amendment to or repeal of this Article XI shall apply


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to, or have any effect on, the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                                     ARTICLE XII

Each director, officer, employee or agent, past and present, of the corporation, and each person who serves or may have served at the request of the corporation as a director, officer, employee or agent of another corporation or employee benefit plan, and their respective heirs, administrators and executors, shall be indemnified by the corporation in accordance with, and to the fullest extent permissible under, the provisions of Chapter 302A of the Minnesota Statutes, as amended.


                                     ARTICLE XIII

Any action required or permitted to be taken at a meeting of the Board may be taken by written consent signed by all the directors; provided that, if the action is one which does not require shareholder approval, such action may be taken by written consent signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.


                                     ARTICLE XIV

The shareholders of the corporation have no right to cumulate their votes in the election of directors.


                                      ARTICLE XV

The shareholders of the corporation have no preemptive rights in any future issuance of stock by the corporation.


IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 18th day of July, 1988.


                                    /s/ Charles F. Chesney
                                    -------------------------------
                                    Charles F. Chesney


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STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

The foregoing instrument was acknowledged before me this 18th day of July, 1988, by Charles F. Chesney.


                                    /s/ Ann J. Diehl
                                    ------------------------
                                    Notary Public


                                        [SEAL]


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